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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

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BANCORP RHODE ISLAND, INC.
(Name of Registrant as Specified in its Charter)

Financial Edge Fund, L.P.
PL Capital, LLC
Goodbody/PL Capital, LLC
Financial Edge-Strategic Fund, L.P.
PL Capital/Focused Fund, L.P.
PL Capital Offshore, Ltd.
Goodbody/PL Capital, L.P.
PL Capital Advisors, LLC
Richard J. Lashley
                                                       John W. Palmer
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Filed by PL Capital Group

        On January 25, 2007, PL Capital Group issued a press release reporting on its attendance at the quarterly conference call of Bancorp Rhode Island, Inc. and Bancorp Rhode Island’s refusal to allow questions from PL Capital Group principal John W. Palmer.

BANCORP RHODE ISLAND REFUSES TO ALLOW LARGEST OUTSIDE SHAREHOLDER TO ASK
QUESTIONS ON Q4 CONFERENCE CALL

Naperville, IL January 25, 2007 PR Newswire/ — On January 25, 2007, PL Capital Group principal John W. Palmer attended the Bancorp Rhode Island, Inc. (NASDAQ: BARI) quarterly earnings conference call. Mr. Palmer attempted to ask constructive questions about the poor quarterly and year to date operating results during the call. However, Bancorp Rhode Island did not allow him to ask questions.

In Bancorp Rhode Island’s press release of January 24th, Chairman Malcolm Chace was quoted as saying “Our Board of Directors is always interested in the views of its Shareholders.”

Mr. Palmer noted, “There is a disconnect between what the company says in its press releases and how it acts in fact. As an 8.0% owner of the company, I believe we are entitled to make inquires just like any other shareholder.”

PL Capital Group principal Richard J. Lashley added, “The company’s operating results speak for themselves and Bancorp Rhode Island appears unwilling to defend its results to its shareholders.” Mr. Lashley noted that “for the year revenues were down 1.8% while expenses were up over 6% resulting in negative operating leverage, an increased efficiency ratio and decreased earnings per share.”

Mr. Lashley further commented that “I guess Bancorp Rhode Island did not follow the recent Home Depot debacle, where Home Depot refused to have a dialog with its shareholders, which resulted in the ouster of Home Depot’s CEO.”

Mr. Palmer further stated that the “Bancorp Rhode Island results and actions validate our decision to run for two board seats at the 2007 annual meeting of shareholders. We look forward to becoming members of the Board of Directors so that we can advocate for improved financial performance and corporate governance at Bancorp Rhode Island.”

This press release does not constitute a solicitation of proxies for any meeting of Bancorp Rhode Island’s stockholders. Stockholders are urged to read PL Capital Group’s definitive proxy statement when it becomes available because it will contain important information about the solicitation. Shareholders may obtain a free copy of the definitive proxy statement (when available), and any other relevant documents filed by PL Capital Group, from (1) the SEC’s web site at www.sec.gov or (2) PL Capital Group. PL Capital Group consists of the following persons who will be participants in the solicitation: PL Capital, LLC; Goodbody/PL Capital, LLC; Financial Edge Fund, L.P.; Financial Edge-Strategic Fund, L.P.; PL Capital/Focused Fund, L.P.; PL Capital Offshore, Ltd.; Goodbody/PL Capital, L.P.; PL Capital Advisors, LLC; Richard J. Lashley; and John W. Palmer. Information regarding the participants and their direct or indirect interests in the solicitation will be contained in the definitive proxy statement to be filed by PL Capital Group with the SEC.

Contact:	John W. Palmer 630-848-1340 palmersail@aol.com